MUTUAL FUND CUSTODY AND SUB-CUSTODY AGREEMENT


                  THIS AGREEMENT is made as of the 18th day of October, 1996 by and among NationsBank of Texas, N.A., a national banking association ("Custodian"), The Bank of New York, a New York corporation authorized to do a banking business ("Sub-Custodian"), and Nations Institutional Reserves, a Massachusetts business trust (the "Trust").

                               W I T N E S S E T H

                  WHEREAS, the Trust is a registered open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Trust desires to retain Custodian to serve as custodian for the Trust, on behalf of its portfolios listed on Schedule I (individually a "Fund" and collectively the "Funds") and to provide the services described herein, and Custodian is willing to serve and to provide such services; and

                  WHEREAS, Custodian and Trust each desires to retain Sub-Custodian to serve as the Trust's sub-custodian and provide the services described herein, and Sub-Custodian is willing to so serve and to provide such services;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust, Custodian and Sub-Custodian hereby agree as follows:

         1. Appointment. The Trust hereby appoints the Custodian to act as custodian of its portfolio securities, cash and other property on the terms set forth in this Agreement. The Custodian accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 23 hereof. The Custodian agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.

         Custodian and Trust each hereby appoints Sub-Custodian to act as a sub-custodian of the portfolio securities, cash and other property of the Trust on the terms set forth in this Agreement. Sub-Custodian accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 23 hereof, Sub-Custodian agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder applicable to Sub-Custodian's performance of its services hereunder.

         The Trust may from time to time issue separate series or classes, and classify and reclassify shares of any such series or class. Custodian or the Trust shall promptly specify to Sub-Custodian in writing such series or classes, or any reclassification, and thereafter Sub-Custodian shall identify to each such series or class Property, as hereinafter defined, belonging to such series or class, and such reports, confirmations and notices to the Trust called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

         2. Delivery of Documents. The Trust has furnished to the Custodian and Sub-Custodian copies properly certified or authenticated of each of the following:



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

                  (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of Custodian and Sub-Custodian as a custodian and sub-custodian of portfolio securities, cash and other property of the Trust, respectively, and approving and consenting to this Agreement;

                  (b) Schedule A identifying and containing the signatures of the Trust's officers and/or other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Trust;

                  (c) Schedule B setting forth the names and signatures of the present officers of the Trust;

                  (d) The Trust's current Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), as filed with the Securities and Exchange Commission (the "SEC"), relating to shares of beneficial interest of the Trust, without par value (the "Shares");

                  (e) The current prospectuses and statements of additional information of each of the Funds, including all amendments and supplements thereto (the "Prospectuses"); and

                  (f) A copy of the opinion of counsel for the Trust, with respect to the validity of the Shares and the status of such Shares under the 1933 Act filed with the SEC, and any other applicable federal law or regulation.

                  The Trust shall furnish to Custodian and Sub-Custodian from time to time copies, properly certified or authenticated, of all amendments of or supplements to any of the foregoing.

         3.       Definitions.

                  (a) "Authorized Person". As used in this Agreement, the term "Authorized Person" means any of the Trust's officers, and any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral and Written Instructions to Custodian and Sub-Custodian on behalf of the Trust and listed on Schedule A, which may be amended from time to time. Authorized Persons duly authorized by the Board of Trustees of the Trust to buy and sell foreign currency on a spot and forward basis and options to buy and sell foreign currency are denoted by an asterisk thereon.

                  (b) "Book-Entry System". As used in this Agreement, the term "Book-Entry System" means the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees and any book-entry system maintained by a clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934 (the "1934 Act").

                  (c) "Composite Currency Unit". Shall mean the European Currency Unit or any other composite unit consisting of the aggregate of specified amounts of specified Currencies as such unit may be constituted from time to time.



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

                  (d) "Currency". Shall mean money denominated in a lawful currency of any country or the European Currency Unit.

                  (e) "FX Transaction". Shall mean any transaction for the purchase by one party of an agreed amount in one Currency against the sale by it to the other party of an agreed amount in another Currency.

                  (f) "Instructions". Shall mean instruction communications transmitted by electronic or telecommunications media including S.W.I.F.T., computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed or unsigned) and tested telex.

                  (g) "Oral Instructions". As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by Custodian or Sub-Custodian from an Authorized Person or from a person reasonably believed by Custodian or Sub-Custodian to be an Authorized Person.

                  (h) "Officer's Certificate". The term "Officer's Certificate" as used in this Agreement means instructions delivered by hand, mail, tested telegram, cable, telex, or facsimile sending device, and actually received by Custodian or Sub-Custodian signed or reasonably believed by Custodian or Sub-Custodian to be signed by two officers of the Trust listed on Schedule B.

                  (i) "Property". The term "Property", as used in this Agreement, means:

                           (i) any and all securities and other property of the
Trust which the Trust or Custodian may from time to time deliver to Custodian or Sub-Custodian, as applicable, or which Custodian or Sub-Custodian may from time to time hold for the Trust;

                           (ii) all income in respect of any securities or other
property described in immediately preceding clause (i);

                           (iii) all proceeds of sales of any of such securities
or other property described in preceding clause (i) actually received by Custodian or Sub-Custodian; and

                           (iv) proceeds of the sale of Shares received by
Custodian or Sub-Custodian from time to time from or on behalf of the Trust.

                  (j) "Securities Depository". As used in this Agreement, the term "Securities Depository" shall mean The Depository Trust Company, a clearing agency registered with the SEC or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a resolution of the Trust's Board of Trustees approving deposits by the Custodian or Sub-Custodian therein.

                  (k) "Written Instructions". As used in this Agreement, "Written Instructions" means instructions delivered by hand, mail, tested telegram, cable, telex, or facsimile sending


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


device, and actually received by the Custodian or Sub-Custodian, signed or reasonably believed by the Custodian or Sub-Custodian to be signed by two Authorized Persons, and the term Written Instructions shall also include Instructions.

         4A. Services of Custodian. The Custodian shall be responsible for oversight and monitoring of the performance by the Sub-Custodian of the duties assumed by it hereunder. Such oversight and monitoring shall include, but not be limited to, coordinating communication between the Funds' investment adviser(s) and the Sub-Custodian with respect to Fund trading activity, assisting with failed trade resolution, reviewing Fund cash management activity with the Sub-Custodian, reviewing posting of income to Fund accounts, monitoring Sub-Custodian's reporting of corporate actions to the Funds' investment adviser(s) and communications related thereto, facilitating the establishment of Fund accounts on the Sub-Custodian's custody system, and assisting in the resolution of any issues between the Sub-Custodian and the Funds.

         In no case, however, shall the Custodian have physical custody of any of the Funds' securities, cash or other monies.

         4B. Delivery and Registration of the Property. Custodian or the Trust shall deliver or cause to be delivered to Sub-Custodian all securities and all monies owned by the Funds, including cash received for the issuance of Shares, at any time during the period of this Agreement, except for securities and monies to be delivered to any other sub-custodian appointed, with approval of Trust, by Custodian or Sub-Custodian pursuant to Paragraphs 7, 27, or 28(g) hereof. Sub-Custodian will not be responsible for such securities and such monies until actually received by it. All securities delivered to Sub-Custodian (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of a Fund or in the name of Sub-Custodian or any nominee of Sub-Custodian (with or without indication of fiduciary status) or in the name of any sub-custodian or any nominee of such sub-custodian appointed, with approval of Trust, pursuant to Paragraphs 7, 27, or 28(g) hereof or shall be properly endorsed and in form for transfer satisfactory to Sub-Custodian.

         5. Voting Rights. With respect to all securities, however registered, it is understood that the voting and other rights and powers shall be exercised by the Trust. Sub-Custodian's only duty shall be to mail to the Trust within two
(2) business days following receipt by the Sub-Custodian any documents received by Sub-Custodian as sub-custodian, including proxy statements and offering circulars, with any proxies for securities registered in a nominee name executed by such nominee. Where warrants, options, tenders or other securities have fixed expiration dates, the Trust understands that in order for Sub-Custodian to act, Sub-Custodian must receive the Trust's instructions at its offices in New York, addressed as Sub-Custodian may from time to time request, by no later than noon (New York City time) at least one (1) business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as Sub-Custodian may reasonably notify the Trust and Custodian). Absent Sub-Custodian's timely receipt of such instructions, such instructions will expire without liability to Sub-Custodian. Corporate reports need not be forwarded to the Trust.

         6.       Receipt and Disbursement of Money.



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

                  (a) Sub-Custodian shall open and maintain a custody account for each Fund of the Trust, subject only to draft or order by Sub-Custodian acting pursuant to the terms of this Agreement, and, subject to Paragraphs 7, 27, or 28(g) hereof, shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Funds. Sub-Custodian shall make payments of cash to, or for the account of, each Fund from such cash only (i) for the purchase of securities for the Funds as provided in Paragraph 14 hereof;
(ii) upon receipt of an Officer's Certificate for the payment of dividends or other distributions on or with respect to Shares, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which are to be borne by the Funds under the terms of this Agreement and, with respect to each Fund, and under the terms of any investment advisory agreements, administration agreement or distribution agreement; (iii) upon receipt of Written Instructions for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Funds and held by or to be delivered to Sub-Custodian; (iv) to a sub-custodian or co-custodian pursuant to Paragraphs 7, 27, or 28(g) hereof; or (v) for the redemption of Shares; or (vi) upon receipt of an Officer's Certificate for other corporate purposes.

                  (b) Sub-Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Funds.

         7.       Receipt of Securities.

                  (a) Except as provided by Paragraphs 7(c), 8, 27, or 28(g) hereof, and except as otherwise directed by Oral or Written Instructions described in Paragraph 11 hereof, Sub-Custodian shall hold and physically segregate in a separate account with respect to each Fund, identifiable from those of any other person, all securities and non-cash property received by it for the Funds. All such securities and non-cash property are to be held or disposed of by Sub-Custodian for each Fund pursuant to the terms of this Agreement. In the absence of Written Instructions accompanied by a certified resolution authorizing the specific transaction by the Trust's Board of Trustees, and subject to Paragraph 25 hereof, Sub-Custodian shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any director, officer, employee or agent of the Trust or of Custodian withdraw any securities. In connection with its duties under this Paragraph 7(a), Sub-Custodian may, with the prior written approval of Trust and Custodian, enter into sub-custodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by Sub-Custodian for the account of a Fund pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than one million dollars ($1,000,000) for a Sub-Custodian subsidiary or affiliate, or of not less than twenty million dollars ($20,000,000) for a sub-custodian that is not a subsidiary or affiliate of Sub-Custodian and that in either case such bank or trust company agrees with Sub-Custodian to comply with the provisions of the 1940 Act and applicable rules and regulations thereunder applicable to its performance of its services. Sub-Custodian will provide the Trust and Custodian with a copy of each sub-custodian agreement it executes pursuant to this Paragraph 7(a). Sub-Custodian shall be liable for acts or omissions of any such sub-custodian selected by it pursuant to this Paragraph 7(a), under the standards of care provided for herein, except for any such sub-custodian engaged at the specific direction of the Funds.


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

Notwithstanding anything herein to the contrary, this Paragraph 7(a) shall not apply to Sub-Custodian's engagement of foreign sub-custodians, which shall instead be governed by Paragraph 27 hereof.

                  (b) Promptly after the close of business on each day, Sub-Custodian shall furnish the Trust and/or Custodian with confirmations and a summary of all transfers to or from the account of each Fund during said day. Where securities are transferred to the account of any Fund established at a Securities Depository or the Book Entry System pursuant to Paragraph 8 hereof, Sub-Custodian shall also, by book-entry or otherwise, identify as belonging to such Fund the quantity of securities in a fungible bulk of securities registered in the name of Sub-Custodian (or its nominee) or shown in Sub-Custodian's account on the books of a Securities Depository or the Book-Entry System. At least monthly and from time to time, Sub-Custodian shall furnish the Trust and/or Custodian with a detailed statement of the Property held for each Fund under this Agreement.

                  (c) Notwithstanding any provision elsewhere contained herein, Sub-Custodian shall not be required to obtain possession of any instrument or certificate representing any futures contract, any option, or any futures contract option until after it shall have determined, or shall have received an Officer's Certificate from the Trust stating that any such instruments or certificates are available. The Trust shall deliver to Sub-Custodian such an Officer's Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, Sub-Custodian shall comply with the 1940 Act in connection with the purchase, sale, settlement, closing out or writing of futures contracts, options, or futures contract options by making payments or deliveries specified in such Officer's Certificates or Written Instructions received by Sub-Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by Sub-Custodian to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such futures contracts, options, or futures contract options, as the case may be, confirming that the same is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of Sub-Custodian (or any nominee of Sub-Custodian) as Sub-Custodian for the Fund, provided, however, that notwithstanding the foregoing, and subject to Paragraph 13(b) hereof, payments to or deliveries from any margin account, and payments with respect to future contracts, options, or future contract options to which a margin account relates, shall be made in accordance with the terms and conditions of the Trust's relevant margin account agreement. Whenever any such instruments or certificates are available, Sub-Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any futures contract, option, or futures contract option for which such instruments or such certificates are available against the delivery to Sub-Custodian of such instrument or such certificate, and deliver any futures contract, option or futures contract option for which such instruments or such certificates are available only against receipt by Sub-Custodian of payment therefor. Any such instrument or certificate delivered to Sub-Custodian shall be held by Sub-Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

         8. Use of Securities Depository or the Book-Entry System. Custodian or the Trust shall deliver to Sub-Custodian a certified resolution of the Board of Trustees of the Trust



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

approving, authorizing and instructing Sub-Custodian on a continuous and ongoing basis until instructed to the contrary by Written Instructions (i) to deposit in a Securities Depository or the Book-Entry System all securities of the Funds held hereunder eligible for deposit therein and (ii) to utilize a Securities Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation settlements of purchases and sales of securities by the Funds, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. Without limiting the generality of such use, the following provisions shall apply thereto:

                  (a) Securities and any cash of the Funds deposited by Sub-Custodian in a Securities Depository or the Book-Entry System will at all times be segregated from any assets and cash controlled by Sub-Custodian in other than a fiduciary or custodian capacity. Subject to Paragraph 28(m) hereof, Sub-Custodian and its sub-custodians, if any, will pay out money only upon receipt of securities and will deliver securities only upon receipt of money, absent Written Instructions to the contrary.

                  (b) All books and records maintained by Sub-Custodian that relate to the Funds' participation in a Securities Depository or the Book-Entry System will at all times during Sub-Custodian's regular business hours be open to inspection by the Trust's and/or Custodian's duly authorized employees or agents and the Trust's independent auditors in accordance with applicable regulations, it being understood, however, that such records may be kept in an off site Sub-Custodian storage location and the Trust and Custodian will be furnished with all information in respect of the services rendered to it as it may require.

                  (c) Sub-Custodian will provide the Trust with copies of any report obtained by Sub-Custodian on the system of internal accounting control of the Securities Depository or Book-Entry System promptly after receipt of such a report by Sub-Custodian. Sub-Custodian will also provide the Trust and/or Custodian with such reports on its own system of internal control as the Trust and/or Custodian may reasonably request from time to time.

         9. Instructions Consistent With the Charter, Etc. Unless otherwise provided in this Agreement, Custodian and Sub-Custodian shall act only upon Officer's Certificates, Oral Instructions and/or Written Instructions. Custodian and Sub-Custodian may assume that any Officer's Certificate, Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with any provision of the Charter or Code of Regulations or any vote or resolution of the Trust's Board of Trustees, or any committee thereof. Custodian and Sub-Custodian shall be entitled to rely upon any Oral Instructions or Written Instructions actually received by Custodian and Sub-Custodian pursuant to this Agreement, and upon any certificate, oral instructions, or written instructions reasonably believed by Custodian and Sub-Custodian to be, respectively, an Officer's Certificate, Oral Instructions or Written Instructions. The Trust and Custodian agree to forward to Custodian and Sub-Custodian, as the case may be, Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Custodian and Sub-Custodian at the close of business of the same day that such Oral Instructions are given to Custodian and Sub-Custodian. The Trust and Custodian agree that the fact that such confirming Written Instructions are not received by Sub-Custodian shall in no way affect the validity of any of the transactions authorized by the Trust by giving Oral Instructions,


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


and that Sub-Custodian's records with respect to the content of Oral Instructions shall be controlling.

         10. Transactions-Not Requiring Instructions. Sub-Custodian is authorized to take the following action without Oral Instructions, Written Instructions, or an Officer's Certificate:

                  (a) Collection of Income and Other Payments. Sub-Custodian shall subject to Paragraph 28(f) hereof:

                           (i) collect and receive for the account of any Fund,
all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of any Fund, and promptly advise the Trust and Custodian of such receipt and shall credit such income, as collected, to such Fund of the Trust. From time to time, Sub-Custodian may elect, but shall not be so obligated, to credit the account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, Securities Depository, broker or other agent employed by the Trust or Sub-Custodian. Any such crediting and posting shall be at the Trust's sole risk, and Sub-Custodian shall be authorized to reverse (A) any such advance posting in the event it does not receive good funds from any such payor, central depository, Securities Depository, broker or agent, and (B) any other payment or crediting, including, without limitation, payments made by check or draft, in the event it does not receive good funds or final payment.

                           (ii) with respect to securities of foreign issue, and
subject to Paragraph 27 hereof, effect collection of dividends, interest and other income, and to promptly transmit to the Trust and Custodian all reports, written information or notices actually received by Sub-Custodian as sub-custodian, including notices of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings affecting such securities, or any default in payments due thereon. It is understood, however, that Sub-Custodian shall be under no responsibility for any failure or delay in effecting such collections or giving such notice with respect to securities of foreign issue, regardless of whether or not the relevant information is published in any financial service available to it unless such failure or delay is due to Sub-Custodian's own negligence. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars unless otherwise instructed in writing, and in effecting such conversion Sub-Custodian may use such methods or agencies as it may see fit, including the facilities of its own foreign division at customary rates. All risk and expenses incident to such collection and conversion are for the account of the Funds and Sub-Custodian shall have no responsibility for fluctuations in exchange rates affecting any such conversions.

                           (iii) endorse and deposit for collection in the name
of the Trust and each of its Funds, checks, drafts, or other orders for the payment of money on the same day as received;

                           (iv) receive and hold for the account of each of the
Fund's securities received by the Funds as a result of a stock dividend, share split-up or reorganization,


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


recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Funds held by Sub-Custodian hereunder;

                           (v) present for payment and collect the amount
payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable, but, with respect to calls, early redemptions, or early retirements, only if Sub-Custodian either (i) receives a written notice of the same or (ii) notice of the same appears in one or more of the publications then listed in Appendix A hereto, which Appendix may be amended to add other publications at any time by Sub-Custodian without prior notice to or consent from the Trust or Custodian and which may be amended to delete a publication with the prior notice and consent from the Trust and Custodian;

                           (vi) subject to Paragraphs 28(e) and (f) hereof, take
any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts and other negotiable instructions;

                           (vii) with respect to domestic securities, to
exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised by the Trust or the investment adviser to the Trust of earlier call for redemption, against payment therefor in accordance with accepted industry practice. When fractional shares of stock of a declaring corporation are received as a stock distribution, Sub-Custodian is authorized to sell the fraction received and credit the Trust's account. Unless specifically instructed to the contrary in writing, Sub-Custodian is authorized to exchange securities in bearer form for securities in registered form. If any Property registered in the name of a nominee of Sub-Custodian is called for partial redemption by the issuer of such Property, Sub-Custodian is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by Sub-Custodian in its reasonable discretion.

                  (b) Miscellaneous Transactions. Sub-Custodian is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                           (i) for examination by a broker selling for the
account of the Trust in accordance with street delivery custom;

                           (ii) for the exchange for interim receipts or
temporary securities for definitive securities;

                           (iii) for transfer of securities into the name of the
Funds or Sub-Custodian or a nominee of either, or for exchange or securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to Sub-Custodian.



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

         11. Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions, and not otherwise, Sub-Custodian, directly or through the use of a Securities Depository or the Book-Entry System, shall:

                  (a) Execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Funds as owners of any securities may be exercised;

                  (b) Deliver any securities held for any Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (c) Deliver any securities held for any Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of such certificates or deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (d) Make such transfers or exchanges of the assets of any Fund and take such other steps as shall be stated in said instructions to be for the purposes of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Funds;

                  (e) Subject to Paragraph 25(b) hereof, release securities belonging to any Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by such Fund; provided, however, that securities shall be released only upon payment to Sub-Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                  (f) Deliver any securities held for any Fund upon the exercise of a covered call option written by such Fund on such securities;

                  (g) Release and deliver securities owned by a Fund in connection with any repurchase agreement entered into on behalf of such Fund, but subject to Paragraph 28(m) hereof, only on receipt of payment therefor; and pay out monies of such Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

                  (h) otherwise transfer, exchange or deliver securities in accordance with Oral or Written Instructions specifying the purpose of such transfer, including without limitation, loans of securities, short sales, or reverse repurchase agreements, and subject to Paragraph 7(a) hereof.

         12. Segregated Accounts. Sub-Custodian shall upon receipt of Written or Oral Instructions establish and maintain a segregated account or accounts on its records for and on behalf of any Fund, into which account or accounts shall be credited, but only pursuant to an

Officer's Certificate or Written Instructions specifying the particular securities and/or amount of cash, cash and/or securities, including securities in the Book-Entry System (i) for the purposes of compliance by the Funds and the Trust with the procedures required by a securities or option exchange, (ii) for the purpose of compliance by the Funds and the Trust with the 1940 Act and Release No. 10666 or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies, and (iii) for other proper corporate purposes.

         13.      Dividends and Distributions.

                  (a) The Trust and/or Custodian shall furnish Sub-Custodian with appropriate evidence of action by the Trust's Board of Trustees declaring and authorizing the payment of any dividends and distributions. Upon receipt by Sub-Custodian of an Officer's Certificate with respect to dividends and distributions declared by the Trust's Board of Trustees and payable to shareholders of any Fund who are entitled to receive cash for fractional shares and those who have elected in the proper manner to receive their distributions on dividends in cash, and in conformance with procedures mutually agreed upon by Custodian and Sub-Custodian, the Trust, and the Trust's administrator or transfer agent, Sub-Custodian shall pay to the Fund's transfer agent, as agent for the shareholders, an amount equal to the amount indicated in said Officer's Certificate as payable by the Fund to such shareholders for distribution in cash by the transfer agent to such shareholders.

                  (b) Sub-Custodian may enter into separate custodial agreements with various futures commission merchants ("FCMs") that the Trust or Custodian uses (each an "FCM Agreement"), pursuant to which the Funds' margin deposits in any transactions involving futures contracts and options on futures contracts will be held by Sub-Custodian in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Trust ("FCM Contract"), SEC rules governing such segregated accounts, Commodities and Futures Trading Commission ("CFTC") rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into by Sub-Custodian upon receipt by Sub-Custodian of Written Instructions from the Trust which state that (i) an FCM Contract has been entered into; (ii) the Trust is in compliance with all the rules and regulations of the CFTC; and (iii) the FCM Agreement is acceptable to the Trust. Transfers of initial margin shall be made into an FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from an FCM Account to the FCM for which Custodian holds such an account may only occur in accordance with the terms of the FCM Agreement.

         14. Purchase of Securities. Promptly after each purchase of securities by the Trust on behalf of any Fund, the Trust or Custodian shall deliver to Sub-Custodian Oral or Written Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares of the principal amount purchased and accrued interest, if any,
(c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) the Fund for which the purchase was made. Sub-Custodian shall upon receipt of securities purchased by or for the Trust pay out of the monies held for the account of the Trust the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

         15. Sales of Securities. Promptly after each sale of securities by the Funds, the Trust or Custodian shall deliver to Sub-Custodian Oral or Written Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the dates of sale, (d) the sale price per unit, (e) the total amount payable to the Trust upon such sale, (f) the name of the broker through whom or the person to whom the sale was made and
(g) the Fund for which the sale was made. Sub-Custodian shall, subject to Paragraph 28(m) hereof, deliver the securities against payment of the total amount payable to the Trust upon such sale, provided that the same conforms to the total amount payable as set forth in such Oral and Written Instructions.

         16. Records. The books and records pertaining to the Funds and the Trust which are in the possession of Sub-Custodian shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The SEC, the Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Sub-Custodian's normal business hours. Upon the reasonable request of the Trust or Custodian, copies of any such books and records shall be provided by Sub-Custodian to the Custodian, the Trust or the Trust's authorized representative, and the Trust shall reimburse Sub-Custodian reasonable expenses for providing such copies. Upon reasonable request of the Trust or the Custodian, Sub-Custodian shall provide in hard copy, tape or on micro-film, or such other medium as agreed to among Trust, Custodian and Sub-Custodian, and any books and records maintained by Sub-Custodian.

         17. Reports.

                  (a) Sub-Custodian shall furnish the Trust and Custodian the following reports:

                           (i) such periodic and special reports as the Trust
and Custodian may reasonably request from time to time;

                           (ii) a monthly statement summarizing all transactions
and entries for the account of each Fund;

                           (iii) a monthly report of portfolio securities
belonging to each Fund showing the adjusted average cost of each issue and market value at the end of such month;

                           (iv) a monthly report of the cash account of each
Fund showing disbursements;

                           (v) the reports to be furnished to the Trust pursuant
to Rule 17f-4 under the 1940 Act; and

                           (vi) such other information as may be agreed upon
from time to time between the Trust and/or Custodian and Sub-Custodian.

                  (b) Subject to Paragraphs 5 and 27(g) hereof, Sub-Custodian shall transmit promptly to the Trust any proxy statement, proxy materials, notice of a call or conversion or similar communications actually received by Sub-Custodian as custodian of the Property.

                  (c) Sub-Custodian shall report as the market value at the end of each month the last closing bid, offer or sale price to the extent, and as the same, is furnished to Sub-Custodian by a pricing or similar service utilized or subscribed to by Sub-Custodian. Sub-Custodian shall not be responsible for, have any liability with respect to, or be under any duty to inquire into, nor deemed to make any assurances with respect to, the accuracy or completeness of such information, even if The Bank of New York in performing services for others, including services similar to those performed hereunder, receives different valuations of the same or different securities of the same issuer.

         18. Cooperation with Accountants. Each of the Custodian and Sub-Custodian shall cooperate with the Trust's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement, and obligations under Rule 17f-2 under the 1940 Act to the extent such rule is applicable, to assure that the necessary information is made available to such accountants.

         19. Confidentiality. Each of Custodian and Sub-Custodian agrees on behalf of itself and its employees to treat all record and other information relative to the Trust, its prior, present or potential shareholders, its managers and its prior, present or potential customers, as confidential information, and to protect and safeguard the same to the extent required by applicable law, provided, however, that Custodian and Sub-Custodian may make such disclosure as required by applicable law, regulation, court order, decrees or legal process and upon receipt of any of the foregoing requiring such disclosure, Custodian and Sub-Custodian's only obligation shall be to notify the Trust thereof. Each of Custodian and Sub-Custodian further agrees not to otherwise use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust.

         20. Equipment Failures. In the event of equipment failures beyond Sub-Custodian's control, Sub-Custodian shall take reasonable steps to minimize service interruptions but neither it nor Custodian shall have any further liability with respect thereto. Notwithstanding the foregoing, Sub-Custodian shall maintain sufficient back up electronic data processing equipment to enable Sub-Custodian to fulfill its obligations under this Agreement consistent with standard industry practices.

         21.      Right to Receive Advice.

                  (a) Advice of Fund. If Custodian or Sub-Custodian shall be in doubt as to any action to be taken or omitted by it, either may request, and shall receive, from the Trust clarification or advice, including Oral or Written Instructions.

                  (b) Advice of Counsel. If Custodian or Sub-Custodian shall be in doubt as to any question of law involved in any action to be taken or omitted by Custodian or Sub-Custodian, either may request at its option advice from its own counsel, at its own expense, or advice from the Trust's counsel.

                  (c) Conflicting Advice. In case of conflict between directions, advice or Oral or Written Instructions received by Custodian or Sub-Custodian pursuant to subparagraph (a) of this paragraph and advice received by Custodian or Sub-Custodian pursuant to subparagraph (b) of this paragraph, Custodian and Sub-Custodian shall be entitled to rely on and follow the advice received pursuant to subparagraph (b) alone.

                  (d) Protection of Sub-Custodian. Each of Custodian and Sub-Custodian shall be protected in any action or inaction which it takes or omits to take in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraphs (a) or (b) of this section which it, after receipt of any such directions, advice or Oral or Written Instructions, in good faith reasonably believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. Nothing in this Paragraph 21 shall be construed as imposing upon Custodian or Sub-Custodian any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms or another provision of this Agreement, the same is a condition to Custodian or Sub-Custodian's properly taking or omitting to take such action. Nothing in this Paragraph 21(d) shall excuse Custodian or Sub-Custodian when an action or omission on the part of Custodian or Sub-Custodian constitutes willful misfeasance or bad faith, or negligence or reckless disregard by Custodian or Sub-Custodian of its duties under this Agreement.

         22. Compliance with Governmental Rules and Regulations. Each of Custodian and Sub-Custodian undertakes to comply with the laws, rules and regulations of governmental authorities having jurisdiction over Custodian and Sub-Custodian and its express duties hereunder.

         23. Compensation. As compensation for the services rendered by Custodian and Sub-Custodian during the term of this Agreement, the Trust shall pay to Custodian and Sub-Custodian, in addition to reimbursement of its out-of-pocket expenses, such compensation as may be agreed upon from time to time in writing by the Trust and Custodian and/or Sub-Custodian, as applicable as set forth in Appendix E with respect to Custodian and Appendix F with respect to Sub-Custodian.

         24. Indemnification. The Trust agrees to indemnify each of Custodian and Sub-Custodian against, and hold harmless from all taxes, charges, expenses (including reasonable fees and expenses of counsel), assessments, claims, losses, demands and liabilities whatsoever (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act and the 1940 Act, and any state and foreign securities laws, all as currently in effect or as may be amended from time to time) and expenses, including without limitation, reasonable attorney's fees and disbursements, howsoever arising or incurred because of or in connection with this Agreement, except for such liability, claim, loss, demand, charge, expense, tax or assessment arising out of either Custodian's or Sub-Custodian's, or their nominees', willful misconduct or negligence or reckless disregard of their duties under this Agreement. For the purposes of this Agreement, including, without limitation, for purposes of Paragraphs 24 and 28, neither Sub-Custodian's acceptance of Instructions in accordance with Paragraph 26A nor Sub-Custodian's use of Foreign Sub-Custodians pursuant to agreements that do not permit actual examination by independent public accountants, nor the denial of examination by any Foreign Sub-Custodian, shall, in and of itself, constitute, or be deemed to constitute, a breach by Sub-Custodian of this Agreement or negligence, willful misconduct, or reckless disregard of its duties by Sub-Custodian, provided the relevant agreement between Sub-Custodian and a Foreign Sub-Custodian satisfies the requirements of Rule 17f-5, exclusive of any requirements of such Rule imposed by Rule 17f-2.

         25. Overdrafts or Indebtedness.

                  (a) Sub-Custodian shall advance funds under this Agreement with respect to any Fund which results in an overdraft because the moneys held by Sub-Custodian in the separate account for such Fund shall be insufficient to pay the total amount payable upon a purchase of securities by such Fund, as set forth in an Officer's Certificate or Oral or Written Instructions, or which results in an overdraft in the separate account of such Fund for some other reason, or if the Trust is for any other reason indebted to Sub-Custodian, including any indebtedness to The Bank of New York under the Trust's Cash Management and Related Services Agreement, (except a borrowing for investment or for temporary or emergency purposes using securities as collateral pursuant to a separate agreement and subject to the provisions of Paragraph 25(b) hereof), such overdraft or indebtedness shall be deemed to be a loan made by Sub-Custodian to the Trust for such Fund payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the overdraft rate specified in Appendix F to this Agreement. In addition, the Trust hereby agrees that Sub-Custodian shall have a continuing lien and security interest in and to any property at any time held by it for the benefit of such Fund or in which the Fund may have an interest which is then in Sub-Custodian's possession or control or in possession or control of any third party acting on Sub-Custodian's behalf. The Trust authorizes Sub-Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Fund's credit on Sub-Custodian's books. In addition, the Trust hereby covenants that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Trust had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall prior to 1:00 p.m., New York City time, advise Sub-Custodian, in writing, of each such borrowing, shall specify the Fund to which the same relates, and shall not incur any indebtedness not so specified other than from Sub-Custodian.

                  (b) The Trust will cause to be delivered to Sub-Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, Sub-Custodian) from which it borrows money for investment or for temporary or emergency purposes using securities held by Sub-Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to Sub-Custodian Written Instruction specifying with respect to each such borrowing: (a) the Fund to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Fund on the borrowing date,
(g) the market value of securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the 1940 Act and the Fund's prospectus. Sub-Custodian shall deliver on the borrowing date specified in Written Instructions the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in such Written Instructions. Sub-Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Sub-Custodian shall deliver such securities as additional collateral as may be specified in Written Instructions to collateralize further any transaction described in this Paragraph 25(b). The Trust shall cause all securities released from collateral status to be returned directly to Sub-Custodian, and Sub-Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in Written Instructions the Fund, the name of the issuer, the title and number of shares or the principal amount of any particular securities to be delivered as collateral by Sub-Custodian, Sub-Custodian shall not be under any obligation to deliver any securities.

         26A.     Instructions

                  (a) With respect to any software provided by the Sub-Custodian to a Fund in order for the Fund to transmit Instructions to the Sub-Custodian (the "Software"), the Sub-Custodian grants to the Trust a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions to, and receiving communications from, the Sub-Custodian in connection with its account(s). The Trust agrees not to sell, reproduce, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any third party without the prior written consent of the Sub-Custodian. At no time shall Trust be obligated to use the Software to transmit Instructions to the Sub-Custodian.

                  (b) The Trust shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and transmit Instructions to the Sub-Custodian. The Sub-Custodian shall not be responsible for the reliability, compatibility with the Software or availability of any such equipment or services.

                  (c) The Trust acknowledges that the Software, all data bases made available to the Trust by utilizing the Software (other than data bases relating solely to the assets of the Funds and transactions with respect thereto), and any proprietary data, processes, information and documentation (other than those which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Sub-Custodian. The Trust shall keep the Information confidential by using the same care and discretion that the Trust uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of the Sub-Custodian. Upon termination of this Agreement or the Software license granted hereunder for any reason, the Trust shall return to the Sub-Custodian all copies of the Information which are in its possession or under its control or which the Trust distributed to third parties.

                  (d) The Sub-Custodian reserves the right to modify the Software from time to time upon reasonable prior notice and the Trust shall, if it desires in its sole discretion to continue to use the software, install new releases of the Software as the Sub-Custodian may direct. The Trust agrees not to modify or attempt to modify the Software without the Sub-Custodian's prior written consent. The Trust acknowledges that any modifications to the Software, whether by the Trust or the Sub-Custodian and whether with or without the Sub-Custodian's consent, shall become the property of the Sub-Custodian.

                  (e) The Sub-Custodian makes no warranties or representations of any kind with regard to the Software or the method(s) by which the Trust may transmit Instructions to the Sub-Custodian, express or implied, including but not limited to any implied warranties or merchantability or fitness for a particular purpose.

                  (f) Where the method for transmitting Instructions by the Trust involves an automatic systems acknowledgment by the Sub-Custodian of its receipt of such Instructions, then in the absence of such acknowledgment, the Sub-Custodian shall not be liable for any failure to act pursuant to such Instructions and the Trust may not claim that such Instructions were received by the Sub-Custodian, and the Trust shall deliver a Certificate by some other means.

                  (g) (i) The Trust agrees that where it delivers to the Sub-Custodian Instructions hereunder, it shall be the Trust's sole responsibility to ensure that only persons duly authorized by the Trust and the correct number of such persons transmit such Instructions to the Sub-Custodian. The Trust will cause all persons transmitting Instructions to the Sub-Custodian to treat applicable use and authorization codes, passwords and authentication keys with extreme care, and authorizes the Sub-Custodian to act in accordance with and rely upon Instructions received by it pursuant hereto.

                           (ii) The Trust hereby represents, acknowledges and
agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Sub-Custodian and that there may be more secure methods of transmitting instructions to the Sub-Custodian than the method(s) selected by the Trust. The Trust hereby agrees that the security procedures (if any) to be followed in connection with the Trust's transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

                  (h) The Trust shall notify the Sub-Custodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send Instructions as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The

Sub-Custodian shall, as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and
(iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day, advise the Trust whenever the Sub-Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Trust's ability to send Instructions.

         26B. FX Transactions

                  (a) Whenever a Fund shall enter into an FX Transaction, the Fund shall promptly deliver to the Sub-Custodian a Certificate or Oral Instructions specifying with respect to such FX Transaction: (a) the Series to which such FX Transaction is specifically allocated; (b) the type and amount of Currency to be purchased by the Fund; (c) the type and amount of Currency to be sold by the Fund; (d) the date on which the Currency to be purchased is to be delivered; (e) the date on which the Currency to be sold is to be delivered; and
(f) the name of the person from whom or through whom such currencies are to be purchased and sold. Unless otherwise instructed by a Certificate or Oral Instructions, the Custodian shall deliver, or shall instruct a Foreign Sub-Custodian to deliver, the Currency to be sold on the date on which such delivery is to be made, as set forth in the Certificate, and shall receive, or instruct a Foreign Sub-Custodian to receive, the Currency to be purchased on the date as set forth in the Certificate.

                  (b) Where the Currency to be sold is to be delivered on the same day as the Currency to be purchased, as specified in the Certificate or Oral Instructions, the Sub-Custodian or a Foreign Sub-Custodian may arrange for such deliveries and receipts to be made in accordance with the customs prevailing from time to time among brokers or dealers in Currencies, and such receipt and delivery may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with such receipts and deliveries, which responsibility and liability shall continue until the Currency to be received by the Fund has been received in full.

                  (c) Any foreign exchange transaction effected by the Sub-Custodian in connection with this Agreement may be entered with the Sub-Custodian, any office, branch or subsidiary of The Bank of New York Company, Inc., or any Foreign Sub-Custodian acting as principal or otherwise through customary banking channels. The Fund may issue a standing Certificate with respect to foreign exchange transactions but the Sub-Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding Currency. Without limiting the foregoing, the Fund shall bear the risks that rules or procedures imposed by a Foreign Sub-Custodian or foreign depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Fund of Securities or any cash held outside the Fund's jurisdiction or denominated in Currency other than its home jurisdiction or the conversion of cash from one Currency into another currency. The Sub-Custodian shall not be obligated to substitute another Currency for a Currency (including a Currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither the Sub-Custodian nor any Foreign Sub-Custodian shall be liable to the Fund for any loss resulting from any of the foregoing events.

         27. Duties of Sub-Custodian with respect to Property of any Fund held outside of the United States.

                  (a) Sub-Custodian is authorized and instructed to employ, as sub-custodian for each Fund's Foreign Securities (as such term is defined in paragraph (c)(1) of Rule 17f-5 under the 1940 Act) and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies designated on Appendix C hereto ("Foreign Sub-Custodians") to carry out their respective responsibilities in accordance with the terms of the sub-custodian agreement between each such Foreign Sub-Custodian and Sub-Custodian (each such agreement, a "Foreign Sub-Custodian Agreement"). Upon receipt of an Officer's Certificate, together with a certified resolution substantially in the form attached as Appendix D of the Trust's Board of Trustees, the Trust may designate any additional foreign sub-custodian with which Sub-Custodian has an agreement for such entity to act as Sub-Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed added to Appendix C hereto. Upon receipt of an Officer's Certificate, Sub-Custodian shall cease the employment of any one or more Foreign Sub-Custodians for maintaining custody of the Trust's assets and such Foreign Sub-Custodian shall be deemed deleted from Appendix C hereto.

                  (b) Each Foreign Sub-Custodian Agreement shall be substantially in the form delivered to the Trust herewith and will not be amended in a way that materially adversely affects the Trust without the Trust's prior written consent.

                  (c) Sub-Custodian shall identify on its books as belonging to each Fund the Foreign Securities of such Fund held by each Foreign Sub-Custodian. At the election of the Trust, it shall be entitled to be subrogated to the rights of Sub-Custodian with respect to any claims by the Trust or any Fund against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Trust or any Fund if and to the extent that the Trust or such Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

                  (d) Upon request of the Trust, Sub-Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian Agreement, use reasonable efforts to arrange for the independent accountants of the Trust to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with Sub-Custodian on behalf of the Trust.

                  (e) Sub-Custodian will supply to the Trust and to the Custodian from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Fund held by Foreign Sub-Custodians, including but not limited to, an identification of entities having possession of each Fund's Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for Sub-Custodian on behalf of the Fund.

                  (f) Sub-Custodian shall furnish annually to the Trust and to the Custodian, as mutually agreed upon, information concerning the Foreign Sub-Custodians employed by Sub-Custodian. Such information shall be similar in kind and scope to that furnished to the Trust in connection with the Trust's initial approval of such Foreign Sub-Custodians and, in any event, shall include information pertaining to (i) the Foreign Sub-Custodian's financial strength, general reputation and standing in the countries in which they are located and their ability to provide the custodial services required, and (ii) whether the Foreign Sub-Custodians would provide a level of safeguards for safekeeping and custody of securities not materially different from those prevailing in the United States. Sub-Custodian shall monitor the general operating performance of each Foreign Sub-Custodian. Sub-Custodian agrees that it will use reasonable care in monitoring compliance by each Foreign Sub-Custodian with the terms of the relevant Foreign Sub-Custodian Agreement and that if it learns of any breach of such Foreign Sub-Custodian Agreement believed by Sub-Custodian to have a material adverse effect on the Trust or any Fund it will promptly notify the Trust and Custodian in writing of such breach. Sub-Custodian also agrees to use reasonable and diligent efforts to enforce its rights under the relevant Foreign Sub-Custodian Agreement.

                  (g) Sub-Custodian shall transmit promptly to the Trust all notices, reports or other written information received pertaining to the Trust's Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

                  (h) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of the Trust or any Fund and delivery of securities maintained for the account of the Trust or any Fund may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                  (i) With respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian, the sole responsibility and liability of Sub-Custodian shall be to take all appropriate and reasonable action at the Trust's expense to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that Sub-Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Foreign Sub-Custodian. Custodians' liability to the Trust under this paragraph (i) shall under no circumstances exceed the liability of Sub-Custodian assumed hereunder.

         28.      Concerning Custodians.

                  (a) (i) The Custodian shall exercise care and diligence and act in good faith and use all commercially reasonable efforts in the performance of its duties i. The Sub-Custodian shall exercise care and diligence and act in good faith and use all commercially reasonable efforts in the performance of its duties hereunder. The Custodian shall be responsible to the Trust for its own failure, or the failure of Sub-Custodian, or the failure of any sub-custodian that either shall appoint (other than a foreign sub-custodian referred to in Paragraph 27) or that of their respective employees or agents, to perform their duties, obligations or responsibilities in accordance with this Agreement, but only to the extent that such failure results from acts or omissions that constitute willful misfeasance, bad faith or negligence on the part of the Custodian or Sub-Custodian, or on the part of their respective employees or agents, or reckless disregard of such duties, obligations and responsibilities. The Sub-Custodian shall be responsible to the Trust and to the Custodian for its own failure, or the failure of any sub-custodian that it shall appoint (other than a foreign sub-custodian referred to in Paragraph 27 or a sub-custodian appointed by the Sub-Custodian at the specific direction of the Custodian or the Trust), or that of their respective employees or agents, to perform their duties, obligations or responsibilities in accordance with this Agreement, but only to the extent that such failure results from acts or omissions that constitute willful misfeasance, bad faith or negligence on the part of the Sub-Custodian or such sub-custodian, or on the part of their respective employees or agents, or reckless disregard of such duties, obligations and responsibilities.

                           (ii) Without limiting the generality of the foregoing
or any other provision of this Agreement, in no event shall Custodian or Sub-Custodian be liable to the Fund or any third party nor, except as otherwise provided in this subparagraph (a), shall Sub-Custodian be liable to Custodian, for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. Custodian and/or Sub-Custodian may, with respect to questions of law arising under any FCM Agreement, apply for and obtain the advice and opinion of counsel to the Trust at the expense of the Trust, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. Sub-Custodian shall be liable to the Trust for any loss or damage resulting from the use of the Book-Entry System or any Securities Depository arising by reason of any negligence or willful misconduct on the part of Sub-Custodian or any of its employees or agents.

                           (iii) Sub-Custodian's liability pursuant to the last
sentence of subparagraph (a)(i) shall include, but not be limited to, reimbursing Custodian for court-ordered damage awards, fines, penalties, and judicially-approved settlements (and attorney's fees and disbursements relating thereto) arising out of or in connection with the conduct giving rise to such liability.

                  (iv) If Custodian receives notice of the commencement of any action, suit, or proceeding (an "Action"), or notice that any Action may be commenced, for which Sub-Custodian may be liable to Custodian pursuant to this Paragraph 28, Custodian shall give notice to Sub-Custodian of the commencement of the Action or of the possibility that an Action will be commenced. Any omission to notify Sub-Custodian will not relieve Sub-Custodian from any liability which it may have under this Paragraph, except to the extent the failure to notify Sub-Custodian prejudices the rights of Sub-Custodian. Sub-Custodian will be entitled at its sole expense and liability, to exercise full control of the defense, compromise or settlement of any such Action, provided that Sub-Custodian (1) notifies Custodian in writing of Sub-Custodian's intention to assume such defense; and (2) retains legal counsel reasonably satisfactory to Custodian to conduct the defense of such Action. If Sub-Custodian advises Custodian that it does not wish to exercise full control of any defense, compromise or settlement of any Action, Sub-

Custodian shall be responsible for the fees and expenses of counsel selected by Custodian, in addition to any other amounts for which Sub-Custodian may be liable pursuant to this Paragraph 28. The other person will cooperate with the person assuming the defense, compromise or settlement of any Action in accordance with this Paragraph in any manner that such person reasonably may request. If Sub-Custodian so assumes the defense of any such Action, Custodian will have the right to employ a separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of Custodian unless (a) Sub-Custodian has agreed to pay such fees and expenses, (b) any relief other than the payment of money damages is sought against Custodian, or (c) Custodian has been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to Sub-Custodian and that a conflict of interest therefore exists, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters for which Sub-Custodian is liable pursuant to this Paragraph will be paid by Sub-Custodian. Custodian will not settle or compromise any such Action for which Sub-Custodian is liable pursuant to this Paragraph without the prior written consent of Sub-Custodian, unless Sub-Custodian has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Paragraph. Sub-Custodian will not settle or compromise any such Action in which any relief other than the payment of money damages is sought against Custodian without the consent of Custodian, such consent not to be unreasonably withheld. In the event that Sub-Custodian intends to settle or compromise any Action in which solely money damages are sought, Sub-Custodian shall give Custodian fifteen (15) business days prior written notice.


                  (b) Without limiting the generality of the foregoing, neither Custodian nor Sub-Custodian shall be under any obligation to inquire into, and neither party shall be liable for:

                           (i) The validity of the issue of any securities
purchased, sold, or written by or for the Trust or any Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

                           (ii) The legality of the sale or redemption of any
Shares, or the propriety of the amount to be received or paid therefor;

                           (iii) The legality of the declaration or payment of
any dividend by the Trust;

                           (iv) The legality of any borrowing by the Trust using
securities as collateral;

                           (v) The legality of any loan of portfolio securities,
nor shall Custodian or Sub-Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio securities is adequate collateral for or against any loss Custodian, Sub-Custodian, the Trust or any Fund might sustain as a result of such loan. The Custodian and Sub-Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Trust or any Fund that the amount of such cash collateral held by Sub-Custodian for the Trust is sufficient collateral for the Trust, but such duty or obligation shall be the sole responsibility of the Trust. In addition, Custodian and Sub-Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio securities are lent makes payment to it of any dividends or interest which are payable to or for the account of the Trust during the period of such loan or at the termination of such loan, provided, however, that Sub-Custodian shall promptly notify the Trust in the event that such dividends or interest are not paid and received when due; or

                           (vi) The sufficiency or value of any amounts of money
and/or securities held in any segregated account described in Paragraph 12(a) hereof in connection with transactions by the Funds, or whether such segregated account provides the compliance intended to be achieved. In addition, neither Custodian nor Sub-Custodian shall be under any duty or obligation to see that any broker, dealer, FCM or Clearing Member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, FCM or Clearing Member, to see that any payment received by Sub-Custodian from any broker, dealer, FCM or Clearing Member is the amount the Trust is entitled to receive, or to notify the Trust or a Fund of Sub-Custodian's receipt or non-receipt of any such payment.

                  (c) Neither Custodian nor Sub-Custodian shall be liable for, or considered to be sub-custodian or custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by Sub-Custodian on behalf of the Trust until Sub-Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or a Securities Depository.

                  (d) Neither Custodian nor Sub-Custodian shall have any responsibility or be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to securities held in a Securities Depository, unless Custodian or Sub-Custodian shall have actually received timely notice from such Securities Depository. In no event shall Custodian or Sub-Custodian have any responsibility or liability for the failure of any Securities Depository to collect, or for the late collection or late crediting by a Securities Depository of any amount payable upon securities deposited in a Securities Depository which may mature or be redeemed, retired, called or otherwise become payable. Upon receipt of Written Instructions from the Trust of an overdue amount on securities held in a Securities Depository Sub-Custodian shall make a claim against a Securities Depository on behalf of the Trust, except that neither Custodian nor Sub-Custodian shall be under any obligation to appear in, prosecute or defend any action suit or proceeding in respect to any securities held by a Securities Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                  (e) Neither Custodian nor Sub-Custodian shall be under any duty or obligation to take action to effect collection of any amount due to the Trust from a transfer agent of the Trust nor to take any action to effect payment or distribution by the transfer agent of the Trust of any amount paid by Sub-Custodian to the transfer agent of the Trust in accordance with this Agreement.

                  (f) Neither Custodian nor Sub-Custodian shall be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its reasonable satisfaction of reimbursement of its costs and expenses in connection with any such action.

                  (g) Custodian and Sub-Custodian may in addition to the employment of Foreign Sub-Custodians pursuant to Paragraphs 7 and 27, hereof appoint one or more banking institutions as Depository or Depositories, as a sub-custodian or as sub-custodians, or as a co-custodian or as co-custodians, including, but not limited to, banking institutions located in foreign countries, of securities and moneys at any time owned by the Fund, upon such terms and conditions as may be approved in an Officer's Certificate or contained in an agreement executed by Sub-Custodian, Custodian and the Trust and the appointed institution.

                  (h) Neither Custodian nor Sub-Custodian shall be under any duty or obligation (i) to ascertain whether any securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of the Trust and specifically allocated to a Fund are such as properly may be held by the Trust or such Fund under the provisions of its Prospectus, or (ii) to ascertain whether any transactions by the Fund, whether or not involving Sub-Custodian, are such transactions as may properly be engaged in by the Fund.

                  (i) Sub-Custodian shall charge its compensation and any expenses with respect to the Funds of the Trust incurred by Sub-Custodian in the performance of its duties under this Agreement only against the money of the Fund or Funds of the Trust from which such compensation or expenses is actually due and payable, and under no circumstances shall any compensation or expenses due to the Sub-Custodian be considered to be a joint, or joint and several, obligation of the Funds of the Trust. To the extent that Sub-Custodian is entitled to recover from the Trust any loss, damage, liability or expense (including counsel fees) under this Agreement, Sub-Custodian shall charge the amount due in respect of such loss, damage, liability or expense (including counsel fees) only against the money held by it for the Fund or Funds of the Trust that is/are identified by the Trust in an Officer's Certificate, unless and until the Trust instructs Sub-Custodian by an Officer's Certificate to charge against money held by it for the account of a Fund such Fund's pro rata share (based on such Fund's net asset value at the time of the charge in proportion to the aggregate net asset value of all Funds at that time) of the amount of such loss, damage, liability or expense (including counsel fees).

                  (j) Custodian and Sub-Custodian shall be entitled to rely upon any Officer's Certificate, Written Instructions, notice or other instrument in writing received by Custodian or Sub-Custodian and reasonably believed by Custodian or Sub-Custodian, as the case may be, to be an Officer's Certificate or Written Instructions. Custodian and Sub-Custodian shall be entitled to rely upon any Oral Instructions actually received by Custodian or Sub-Custodian. The Trust agrees to forward to Custodian or Sub-Custodian Written Instructions confirming such Oral

Instructions in such manner so that such Written Instructions are received by Sub-Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are received by Sub-Custodian. The Trust agrees that the fact that such confirming instructions are not received, or that contrary instructions are received, by Custodian or Sub-Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that neither Custodian nor Sub-Custodian shall incur any liability to the Trust in acting upon Oral Instructions given to Custodian or Sub-Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

                  (k) Each of Custodian and Sub-Custodian shall be entitled to rely upon any instrument, instruction or notice received by it and reasonably believed by it to be given in accordance with the terms and conditions of any FCM Agreement. Without limiting the generality of the foregoing, neither Custodian nor Sub-Custodian shall be under any duty to inquire into, and neither Custodian nor Sub-Custodian shall be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or clearing member.

                  (l) Sub-Custodian shall provide the Trust with any report obtained by Sub-Custodian on the system of internal accounting control of the Book-Entry System, any Securities Depository utilized hereunder the Depository or the Options Clearing Corporation, and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

                  (m) Subject to the foregoing provisions of this Agreement, including, without limitation, those contained in Paragraph 27 hereof, Sub-Custodian may deliver and receive securities, and receipts with respect to such securities, and arrange for payments to be made and received by Sub-Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such securities. When Sub-Custodian is instructed to deliver securities against payment, delivery of such securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with Sub-Custodian's delivery of securities pursuant to proper instructions of the Fund, which responsibility and liability shall continue until final payment in full has been received by Sub-Custodian.

                  (n) Neither Custodian nor Sub-Custodian shall have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian or Sub-Custodian.

                  (o) To the extent Custodian shall have discharged its obligations to the Trust under subparagraph (a)(i) of this paragraph 28 on account of conduct of Sub-Custodian, its agents or employees, Custodian shall be subrogated to all rights of the Trust with respect to such conduct.

         29. Termination. Any of the parties hereto may terminate this Agreement by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and Sub-Custodian shall on that date deliver directly to the Custodian or a successor sub-custodian designated by the Trust or Custodian all securities and moneys then owned by the Trust and held by Sub-Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled; provided, however, that transaction fees and expenses payable by the Trust in connection with a deconversion to a successor sub-custodian shall be limited to Sub-Custodian's actual direct cost.

         30. Notices. All notices and other communications (collectively referred to as "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by confirm in telegram, cable, telex, or facsimile sending device. Notices shall be addressed (a) if to Sub-Custodian, at Sub-Custodian's address, 90 Washington Street, (22nd Floor), New York, New York 10286, Attention: Frank Ajosa; (b) if to Custodian, at Custodian's address, NationsBank, 101 South Tryon Street, NC1-002-33-31, Charlotte, NC 28255, Attention: James Jones; (c) if to the Trust, at the address of the Trust, 111 Center Street, Little Rock, Arkansas 72201, Attention: Richard H. Blank, Jr., Secretary; or (d) if to none of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. Notice shall be deemed to have been given when actually received by the other party. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

         31. Further Actions. Each party agrees to perform such further acts and execute such further documents as it deems necessary to effectuate the purposes hereof.

         32. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         33. Miscellaneous.

                  (a) The Trust agrees that Sub-Custodian may be a counterparty in any purchase or sale of foreign currency by or for the Trust on a spot or forward basis, and on any option to buy or sell foreign currency.

                  (b) This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         34. The names "Nations Fund" and "Trustees of Nations Fund" refer respectively to the Trust created and the Trustees, as Trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 22, 1990, which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Nations Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of Shares of the Trust Property, and all persons dealing with any class of Shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         35. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

THE BANK OF NEW YORK                      NATIONSBANK OF TEXAS, N.A.




By:  /s/  Stephen E. Grunston             By:  /s/  John R. Glover
     Stephen E. Grunston                       John R. Glover
     Vice-President                            Senior Vice-President



NATIONS INSTITUTIONAL RESERVES



By:  /s/  Richard H. Blank, Jr.
     Richard H. Blank, Jr.
     Secretary

                                   SCHEDULE A



                             AUTHORIZED PERSONS FOR

                          ORAL AND WRITTEN INSTRUCTIONS


         In addition to the Trust's Officers, any one of the following persons is authorized as an "Authorized Person" to give "Oral Instructions" on behalf of the Trust to the Custodian or Sub-Custodian pursuant to the Mutual Fund Custody and Sub-Custody Agreement among the Trust, NationsBank of Texas, N.A. and The Bank of New York, provided that no person shall be authorized or permitted to withdraw Trust investments or assets upon his/her mere receipt (unless otherwise authorized with respect to a specific Fund or Funds pursuant to a separate vote approved by the Board of Trustees):

                NATIONS CASH RESERVES, NATIONS TREASURY RESERVES
                         AND NATIONS GOVERNMENT RESERVES

                                 Melinda Crosby
                                   Sandra Duck
                               Bradford R. Ownsby
                                 Martha Sherman
                                John Teague; and

                           NATIONS MUNICIPAL RESERVES

                                 Melinda Crosby
                                   Sandra Duck
                                    John Kohl
                               Bradford R. Ownsby
                                 Martha Sherman

         In addition to the Trust's Officers, any two of the individuals named above be is authorized as an "Authorized Person" to give "Written Instructions" on behalf of the Trust to the Custodian, provided, however, that "Written Instructions" given in connection with the issuance of checks and other drafts in payment of the Trust's operating expenses as provided therein must not be given except upon prior written authorization of the Trust's President, Treasurer or Assistant Treasurer; and provided further that no one or more persons shall be authorized or permitted to withdraw Trust investments or assets upon his/her or their mere receipt (unless otherwise authorized with respect to a specific Fund or Funds pursuant to a separate vote approved by the Board of Trustees).

                                   SCHEDULE B

                   OFFICERS OF NATIONS INSTITUTIONAL RESERVES


             OFFICER                              POSITION

      A. Max Walker                      President and
                                            Chairman of the Board
      Richard H. Blank, Jr.              Secretary
      Michael W. Nolte                   Assistant Secretary
      Louise P. Newcomb                  Assistant Secretary
      James E. Banks                     Assistant Secretary
      Richard H. Rose                    Treasurer
      Joseph C. Viselli                  Assistant Treasurer
      Susan Manter                       Assistant Treasurer

                                   SCHEDULE I

         The Mutual Fund Custody and Sub-Custody Agreement among Nations Institutional Reserves, Custodian and Sub-Custodian, applies to the following funds of the Trust:

                           Nations Cash Reserves Fund
                         Nations Treasury Reserves Fund
                        Nations Government Reserves Fund
                         Nations Municipal Reserves Fund

                                   APPENDIX A


         I,                          , a Vice President with THE BANK OF NEW
YORK do hereby designate the following publications:


                                 The Bond Buyer
                        Depository Trust Company Notices
                          Financial Daily Card Service
                        JJ Kenney Municipal Bond Service
                             London Financial Times
                                 New York Times
                      Standard & Poor's Called Bond Record
                               Wall Street Journal

                                   APPENDIX B


         The undersigned, Richard H. Blank, Jr., hereby certifies that he is the duly elected and acting Secretary of Nations Institutional Reserves, a Massachusetts business trust (the "Trust"), further certifies that the following resolutions were adopted by the Board of Trustees of the Trust at a meeting duly held on October 11-12, 1996, at which a quorum was at all times present and that such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof.

                                   TRUST VOTE

                  VOTED, that the Mutual Fund Custody and Sub-Custody Agreement for each Fund as presented to this meeting be, and it hereby is, approved, and that the appropriate Officers of the Trust be, and each hereby is, authorized and directed to execute and deliver the Mutual Fund Custody and Sub-Custody Agreement on behalf of the Trust, in that form or with such changes as that Officer, with the advice of counsel, deems necessary or desirable.

         IN WITNESS WHEREOF, I have hereunto set my hand as of the 18th day of October 1996.

                                                 By:  /s/  Richard H. Blank, Jr.
                                                      Richard H. Blank, Jr.
                                                      Secretary

                                   APPENDIX C


                         LIST OF FOREIGN SUB-CUSTODIANS

                       SCHEDULE OF FOREIGN SUB-CUSTODIANS

--------------------------------- -----------------------------------------------------
                COUNTRY                         ELIGIBLE FOREIGN CUSTODIAN
--------------------------------- -----------------------------------------------------
     Argentina                        The Bank of Boston, Buenos Aires
--------------------------------- -----------------------------------------------------
     Australia                        ANZ, Melbourne
--------------------------------- -----------------------------------------------------
     Austria                          Creditanstalt, Vienna
--------------------------------- -----------------------------------------------------
     Bangladesh                       Standard Chartered Bank, Dhaka
--------------------------------- -----------------------------------------------------
     Belgium                          BBL, Brussels
--------------------------------- -----------------------------------------------------
     Botswana                         Stanbic Bank, Botswana
--------------------------------- -----------------------------------------------------
     Brazil                           The Bank of Boston, Sao Paolo
--------------------------------- -----------------------------------------------------
     Canada                           Royal Bank of Canada
--------------------------------- -----------------------------------------------------
     Chile                            The Bank of Boston, Santiago
--------------------------------- -----------------------------------------------------
     China (Shanghai)                 Standard Chartered, Shanghai
--------------------------------- -----------------------------------------------------
     China (Shenzhen)                 Standard Chartered, Shenzhen
--------------------------------- -----------------------------------------------------
     Colombia                         Cititrust, Bogota
--------------------------------- -----------------------------------------------------
     Czech Republic                   CSOB, Prague
--------------------------------- -----------------------------------------------------
     Denmark                          Den Danske Bank, Copenhagen
--------------------------------- -----------------------------------------------------
     Ecuador                          Citibank, Quito
--------------------------------- -----------------------------------------------------
     Egypt                            Citibank, Cairo
--------------------------------- -----------------------------------------------------
     Euromarket                       CEDEL, Luxembourg
--------------------------------- -----------------------------------------------------
     Finland                          Merita Bank, Helsinki
--------------------------------- -----------------------------------------------------
     France                           Banque Paribas, Paris
--------------------------------- -----------------------------------------------------
     Germany                          Dresdner Bank AG, Frankfurt
--------------------------------- -----------------------------------------------------
     Ghana                            Merchant Bank Ghana, Accra
--------------------------------- -----------------------------------------------------
     Greece                           National Bank of Greece, Athens
--------------------------------- -----------------------------------------------------
     Hong Kong                        HSBC, Hong Kong
--------------------------------- -----------------------------------------------------
     Hungary                          Citibank, Budapest
--------------------------------- -----------------------------------------------------
     India                            HSBC, Bombay
--------------------------------- -----------------------------------------------------
     Indonesia                        HSBC, Jakarta
--------------------------------- -----------------------------------------------------
     Ireland                          Allied Irish Banks, plc.
--------------------------------- -----------------------------------------------------
     Israel                           Bank Leumi, Tel Aviv
--------------------------------- -----------------------------------------------------
     Italy                            Banca Commerciale Italiana, Milan
--------------------------------- -----------------------------------------------------
     Japan                            Fuji Bank, Kabutochu, Tokyo
--------------------------------- -----------------------------------------------------
     Jordon                           British Bank of Middle East, Amman
--------------------------------- -----------------------------------------------------
     Kenya                            Stanbic Bank Kenya
--------------------------------- -----------------------------------------------------
     Korea                            Seoulbank, Seoul
--------------------------------- -----------------------------------------------------
     Luxembourg                       Banque Int'l a Luxembourg
--------------------------------- -----------------------------------------------------
     Malaysia                         Hong Kong Bank Malaysia Berhad, Kuala Lumpur


                                       35

--------------------------------- -----------------------------------------------------
     Mexico                           Banamex, Mexico City
--------------------------------- -----------------------------------------------------
     Morocco                          Banque Commerciale du Maroc, Casablanca
--------------------------------- -----------------------------------------------------
     Namibia                          Stanbic Bank Namibia
--------------------------------- -----------------------------------------------------
     Netherlands                      Mees Pierson, Amsterdam
--------------------------------- -----------------------------------------------------
     New Zealand                      ANZ, Wellington
--------------------------------- -----------------------------------------------------
     Nigeria                          Stanbic Bank Nigeria
--------------------------------- -----------------------------------------------------
     Norway                           Den norske Bank, Oslo
--------------------------------- -----------------------------------------------------
     Pakistan                         Standard Chartered, Karachi
--------------------------------- -----------------------------------------------------
     Peru                             Citibank, Lima
--------------------------------- -----------------------------------------------------
     Philippines                      HSBC, Manila
--------------------------------- -----------------------------------------------------
     Poland                           Bank Handlowy, Warsaw
--------------------------------- -----------------------------------------------------
     Portugal                         Banco Comercial Portugues, Lisbon
--------------------------------- -----------------------------------------------------
     Singapore                        United Overseas Singapore
--------------------------------- -----------------------------------------------------
     Slovak Republic                  CSOB, Bratislava
--------------------------------- -----------------------------------------------------
     South Africa                     Standard Bank of South Africa, Johannesburg
--------------------------------- -----------------------------------------------------
     Spain                            Banco Bilbao Vizcaya, Madrid
--------------------------------- -----------------------------------------------------
     Sri Lanka                        Standard Chartered, Colombo
--------------------------------- -----------------------------------------------------
     Swaziland                        Stanbic Bank Swaziland
--------------------------------- -----------------------------------------------------
     Sweden                           Skandinaviska Enskilda Banken, Stockholm
--------------------------------- -----------------------------------------------------
     Switzerland                      Bank Leu, Zurich
--------------------------------- -----------------------------------------------------
     Taiwan                           HSBC, Taipei
--------------------------------- -----------------------------------------------------
     Thailand                         Bangkok Bank, Bangkok
--------------------------------- -----------------------------------------------------
     Turkey                           CITIBANK, Istanbul
--------------------------------- -----------------------------------------------------
     United Kingdom                   The Bank of New York, London
--------------------------------- -----------------------------------------------------
     United States                    The Bank of New York, New York
--------------------------------- -----------------------------------------------------
     Uruguay                          The Bank of Boston, Montevideo
--------------------------------- -----------------------------------------------------
     Venezuela                        Citibank, Caracas
--------------------------------- -----------------------------------------------------
     Zambia                           Stanbic Bank Zambia
--------------------------------- -----------------------------------------------------
     Zimbabwe                         Stanbic Bank Zimbabwe, Harare
--------------------------------- -----------------------------------------------------

                                   APPENDIX D

         The undersigned, Richard H. Blank, Jr., hereby certifies that he is the duly elected and acting Secretary of Nations Institutional Reserves, a Massachusetts business trust (the "Trust"), further certifies that the following resolutions were adopted by the Board of Trustees of the Trust at a meeting duly held on October 11-12, 1996, at which a quorum was at all times present and that such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof.


                                   TRUST VOTES

                  VOTED, that the sub-custody and maintenance of securities and other assets owned by the Funds of the Trust in countries other than the United States is necessary, appropriate and desirable for the efficient operation of the Funds; and

                  FURTHER VOTED, that pursuant to Rule 17f-5 under the 1940 Act, BONY, as custodian for the Funds of the Trust, be, and it hereby is, authorized and directed to use the foreign sub-custodians and depositories in the indicated countries listed on the attached Schedule, each such foreign sub-custodian and depository being an eligible foreign custodian under Rule 17f-5 or being authorized to act in such capacity pursuant to exemptive relief granted by the SEC;

                  FURTHER VOTED, that the Sub-Custodian Agreements between BONY and its network banks, providing for, among other things, the manner in which BONY will maintain the Funds' foreign securities and other assets with eligible foreign sub-custodians be, and they hereby are, approved;

                  FURTHER VOTED, that the appropriate Officers of the Trust be, and each hereby is, authorized to execute such documents and to take such actions as may be necessary or appropriate to carry out the purposes and intent of the preceding resolutions, the execution and delivery of such documents or taking of such action to be conclusive evidence of the Board of Trustees' approval;

                  FURTHER VOTED, that the attached Schedule of approved foreign custodians may be amended from time to time with the approval of a majority of the Board of Trustees; and

                  FURTHER VOTED, that BONY is permitted to use the CREST system for book-entry settlement of United Kingdom and Irish securities transactions on behalf of the Funds of the Trust, including with respect to eligible Fund assets, if any, currently held in the vaults of The Bank of New York, London and Allied Irish Banks, plc.

         IN WITNESS WHEREOF, I hereunto set my hand as of the 18th day of October 1996.


                                                 By:  /s/  Richard H. Blank, Jr.
                                                      Richard H. Blank, Jr.
                                                      Secretary

                                   APPENDIX E
                   FEE SCHEDULE FOR NATIONSBANK OF TEXAS, N.A.


         The funds of Nations Fund Trust, Nations Fund, Inc. (except Nations International Equity Fund) and Nations Institutional Reserves, and each of Hatteras Income Securities, Inc. and Nations Balanced Target Maturity Fund, Inc. ("Funds" and each a "Fund") shall pay to the Custodian on a pro rata basis, with each Fund's pro rata share to be determined based on the number of Funds covered by this Agreement, the following fees:

         1. $300,000 per annum, to be paid monthly in payments of $25,000, for custodian services for up to and including fifty (50) Funds; and

         2. $6,000 per annum, to be paid in equal monthly payments, for custodian services for each additional Fund above fifty (50) Funds.

         The Funds covered under this Appendix are set forth below.

NATIONS FUND TRUST:
         1.   Nations Government Money Market Fund
         2.   Nations Tax Exempt Fund
         3.   Nations Value Fund
         4.   Nations Capital Growth Fund
         5.   Nations Emerging Growth Fund
         6.   Nations Equity Index Fund
         7.   Nations Managed Index Fund
         8.   Nations Managed SmallCap Index Fund
         9.   Nations Managed Value Index Fund
        10.   Nations Managed SmallCap Value Index Fund
        11.   Nations Disciplined Equity Fund
        12.   Nations Balanced Assets Fund
        13.   Nations Short-Intermediate Government Fund
        14.   Nations Short-Term Income Fund
        15.   Nations Diversified Income Fund
        16.   Nations Strategic Fixed Income Fund
        17.   Nations Municipal Income Fund
        18.   Nations Short-Term Municipal Income Fund
        19.   Nations Intermediate Municipal Bond Fund
        20.   Nations Florida Intermediate Municipal Bond Fund
        21.   Nations Florida Municipal Bond Fund
        22.   Nations Georgia Intermediate Municipal Bond Fund
        23.   Nations Georgia Municipal Bond Fund
        24.   Nations Maryland Intermediate Municipal Bond Fund
        25.   Nations Maryland Municipal Bond Fund

        26.   Nations North Carolina Intermediate Municipal Bond Fund
        27.   Nations North Carolina Municipal Bond Fund
        28.   Nations South Carolina Intermediate Municipal Bond Fund
        29.   Nations South Carolina Municipal Bond Fund
        30.   Nations Tennessee Intermediate Municipal Bond Fund
        31.   Nations Tennessee Municipal Bond Fund
        32.   Nations Texas Intermediate Municipal Bond Fund
        33.   Nations Texas Municipal Bond Fund
        34.   Nations Virginia Intermediate Municipal Bond Fund
        35.   Nations Virginia Municipal Bond Fund

NATIONS FUND, INC.:
        36.   Nations Prime Fund
        37.   Nations Treasury Fund
        38.   Nations Equity Income Fund
        39.   Nations Government Securities Fund

NATIONS INSTITUTIONAL RESERVES:
        40.   Nations Cash Reserves Fund
        41.   Nations Treasury Reserves Fund
        42.   Nations Government Reserves Fund
        43.   Nations Municipal Reserves Fund

44.         HATTERAS INCOME SECURITIES, INC.

45.         NATIONS BALANCED TARGET MATURITY FUND, INC.




Dated:            October 18, 1996
Amended: June 4, 1997